                       INCENTIVE STOCK OPTION AGREEMENT

                                Pursuant to the

                             STINGRAY SOFTWARE, INC.
                              1997 STOCK AWARD PLAN

     This Incentive Stock Agreement (this "Agreement"), is made and entered into as of the 29th day of July, 1997, by and between Stingray Software, Inc., a North Carolina corporation (the "Company"), and ________, an Employee of the Company or of any Affiliate of the Company (the "Optionee").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company has adopted the Stingray Software, Inc. 1997 Stock Award Plan (the "Plan") for the purpose of promoting and increasing the personal interest in the welfare of the Company of employees of the Company or its Affiliates by providing incentives and rewards to such employees; and

     WHEREAS, the Company desires to encourage the Optionee to remain in the employment of the company or its Affiliates and to afford the Optionee the opportunity to acquire or enlarge the Optionee's stock ownership in the Company so that the Optionee may have a direct proprietary interest in the Company's success;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

     1. SUBJECT TO PLAN. This Agreement is subject to the terms and conditions contained in the Plan, which is incorporated herein by this reference. Optionee represents that he has received a copy of the Plan with this Option. All capitalized terms used herein which are not defined in this Agreement shall have the respective meaning ascribed to them in the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the Plan shall control. This Agreement is subject to interpretations, amendments, rules and regulations which may from time to time be promulgated by the Committee administering the Plan and adopted pursuant to the Plan.

     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Company grants to Optionee, during the period commencing with the date of this Agreement and ending July 28, 2007, unless terminated in accordance with Paragraph 7 or accelerated or terminated in accordance with Paragraph 10 (the "Option Period"), the option to purchase from the Company (the "Option"), at a price of sixty-five cents ($0.65) per share (the "Option Price"), _______ shares of the Company's Common Stock (the "Shares"). The Option granted hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's Employees and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. The Option granted herein is also intended to be an "Incentive Stock Option" under Section 422 of the Code.

     3.   EXERCISE OF OPTION.

          (a) The Option may be exercised, from time to time, during the Option Period, to purchase all or any portion of the number of Shares as follows:

                                             Cumulative Maximum
                                                Percentage of
                                                 Shares that
Period from Date of Grant of the Option        May Be Purchased
---------------------------------------      ------------------
On or before July 28,  1998                           0%

After July 28, 1998 but
on or before July 28, 1999                           25%

After July 28, 1999 but
on or before July 28, 2000                           50%

After July 28, 2000 but
on or before July 28, 2001                           75%

After July 28, 2001                                 100%

The maximum number of Shares that may be purchased during each time period specified above shall be reduced by the number of Shares purchased prior to the beginning of such period, such that the cumulative maximum for each time period is not exceeded.

          (b) No fewer than one hundred (100) Shares may be purchased upon any one exercise of the Option, unless the number of Shares to be purchased at such time is the total number of Shares remaining subject to the Option. Any exercise of less than the total number of Shares identified in the Option shall be deemed an exercise in part, and the Option may again be exercised at such time or times determined by Optionee, provided that at such times the Option is still exercisable.

          (c) In no event shall any option be granted hereunder be exercisable for a fractional share.

          (d) The Option is exercised by Optionee delivering to the Secretary of the Company, on any business day, a written notice signed by Optionee specifying the number of Shares to be purchased, together with payment of the Option Price, in the manner specified in Paragraph 4(a).

          (e) The Option, or any unexercised part thereof, shall not be exercisable after expiration or termination of the Option Period.

     4.   PAYMENT OF OPTION PRICE AND RELATED TAXES.

          (a) Payment in full of the Option Price must be made at the time the Option is exercised, and shall be paid in U.S. dollars in cash or by certified or bank check.

          (b) To the extent the Optionee (or other person exercising this Option) recognizes taxable income as a result of the exercise of the Option, he or she shall pay the Company an amount equal to the federal, state and local withholding taxes, if any, on the income so recognized within ten (10) days of the exercise of the Option.

     5.   ISSUANCE OF SHARES.

          (a) Within fifteen (15) business days after receiving notice of exercise and payment of the aggregate Option Price, and subject to Optionee's payment or arrangement for payment of the applicable taxes as specified in Paragraph 4(b), and execution by Optionee of the Restricted Stock Agreement pursuant to Paragraph 6 of the Agreement, the Company shall issue to Optionee the number of Shares with respect to which the Option was exercised, and shall deliver to Optionee, or if applicable under a Restricted Stock Agreement to the Escrow Agent, a certificate for such Shares.

          (b) Notwithstanding anything to the contrary contained in this Agreement, this Option may not be exercised if at any time the Committee determines it is necessary or desirable as a condition of, or in connection with, the issuance of the Shares that (i) the Shares be listed, registered or qualified upon any securities exchange or under any sate or federal law, or
(ii) the consent or approval of any governmental authority be received, then the issuance of the Shares may not be consummated in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained. Notwithstanding the foregoing, the Company shall not be required to register under the Securities Act any Common Stock to be issued pursuant to exercise of the Option.

          (c) Notwithstanding anything to the contrary, if any time specified herein for the issuance of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other federal, state or local governmental authority having jurisdiction, shall require with the Company or Optionee to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken. The Company shall be under no obligation to take such action and the Company shall have no liability whatsoever as a result of the non-issuance of such shares as a result of not taking such action, except to refund to the Optionee any consideration tendered in respect of the Option Price.

     6.   AGREEMENT UPON EXERCISE.

          (a) By exercising this Option, in whole or in part, the Optionee agrees that simultaneously with each exercise of the Option, he or she will execute a Restricted Stock Agreement in the form attached as Exhibit A, and which provides for certain restrictions on the transfer of the Shares as well as requires the Shares to be placed in Escrow for a certain period of time. Notwithstanding the provision of Paragraph 5, no Shares shall be issued to Optionee until the Restricted Stock Agreement is executed. In the event Optionee fails to execute the Restricted Stock Agreement within thirty (30) days after providing notice of exercise, the Company shall returned to Optionee the Option Price paid and the notice of exercise shall be deemed void.

          (b) The Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that Optionee not sell or otherwise transfer or dispose of any of the Shares or other securities of the Company during such period (not to exceed one hundred eighty (180) days following the effective date (the "Effective Date") of a registration statement of the Company filed under the Act as may requested by the Company or the representative of the underwriters. For purposes of this restriction, Optionee will be deemed to own securities which (i) are owned directly or indirectly by Optionee, including securities held for Optionee's benefit by nominees, custodians, brokers or pledges; (ii) may be acquired by Optionee within sixty (60) days of the Effective Date; (iii) are owned, directly or indirectly, by or for Optionee's brothers, sisters (whether by the whole or half blood), spouse, ancestors or lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which Optionee is a shareholder, partner or beneficiary thereof. Optionee further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     7. TERMINATION OF EMPLOYMENT. The Optionee hereunder, and the Option Period shall terminate upon the earlier of the end of the originally-specified Option Period or the date of Optionee's termination of employment with the Company or an Affiliate of the Company (termination of employment meaning cessation of the employment relation between the Company and Employee for any reason, including without limitation, termination by death, disability, retirement, for cause, without cause, voluntary or involuntary. Employment shall not be deemed as terminated if Optionee changes employment from employment with the Company or an Affiliate to employment with another Affiliate or the Company provided that Optionee is working at least fifty percent (50%) of the time for the Company or an Affiliate). Notwithstanding the foregoing if:

          (a) such termination of employment is due to disability (within the meaning of Section 22(e)(3) of the Code), the Option shall terminate on the earlier of the originally-specified end of the Option Period or six (6) months following termination of Optionee's employment due to such disability; or

such termination of employment is due to death, the Option shall terminate on the earlier of the originally-specified end of the Option Period or six (6) months after Optionee's death, but in either such case, this Option may be exercised during the Option Period following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of Paragraph 3(a) of this Agreement.

     8. TRANSFER OF OPTION. This Option is transferable by the Optionee only by will or by distribution through intestate succession, and is exercisable during the Optionee's lifetime only by the Optionee. No assignment or transfer of this Option or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee this Option except by will or intestate distribution, this Option shall terminate and be of no force or effect.

     9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGERS.

          (a) The Shares with respect to which this Option is granted are shares of the Common Stock of the Company as constituted on the date of this Agreement, but if, and whenever, prior to the delivery by the Company of all of the Shares with respect to which this Option is granted, the Company shall pay a stock dividend or effect a subdivision or combination of shares, or other capital readjustment, then (i) in the event of any increase in the number of shares of common stock outstanding, the number of Shares then remaining subject to the Option shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the Option Price payable per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of common stock outstanding, the number of Shares then remaining subject to the Option shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the Option Price payable per share shall be proportionately increased.

          (b) Upon a merger or consolidation of the Company with or into or with one or more other corporations, or any other corporate reorganization of any form involving the Company as a party and an exchange, conversion, adjustment or other modification of the outstanding Common Stock, the Optionee shall thereafter have the right, upon exercise of the Option, provided that such Option is currently exercisable and has not otherwise been terminated, to receive the kind and amount of shares of stock or other securities or property to which the Optionee would have been entitled if the Optionee had received Shares by exercise of the Option immediately prior to or simultaneously with such merger or consolidation or similar transaction, and the Option Price shall be adjusted accordingly. Comparable rights shall accrue to Optionee in the event of successive transactions of the type described above. These adjustments and the manner of their application shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of fractional shares.

     10.  TERMINATION AND ACCELERATION OF OPTION.

          (a) Anything contained herein to the contrary notwithstanding, upon a sale or transfer of all or substantially all of the assets of the Company to another corporation (other than a wholly-owned subsidiary), person or entity, or upon a distribution by the Company of its assets as a liquidating or partial liquidating dividend with respect to the Common Stock, or the happening of any other similar event affecting the Common Stock, then following a determination by the Board to effect or proceed with such event or transaction, the Board or the Committee, in its sole discretion and upon at least ten (10) days' written notice to the holder of all or any portion of any Option previously granted and unexercised, may either (i) accelerate the exercisability of all or any portion of such Option to the date prior to the effectiveness of such event or transaction, even if such Option has been outstanding for less than one year or if other provisions contained in the respective Stock Option Agreement require such Option or any portion thereof be outstanding for a minimum amount of time prior to exercise, or (ii) accelerate the exercisability of all or any portion of such Option as provided in the preceding clause (i) and provide that such Option or any unexercised portion thereof shall terminate as of the effective date of such event or transaction.

          (b) Anything contained herein to the contrary notwithstanding, upon the happening of an Initial Public Offering, then following a determination by the Board to effect or proceed with an Initial Public Offering, the Board or the Committee, in its sole discretion and upon at least ten (10) days' written notice to the holder of all or any portion of any Option previously granted and unexercised, may either (i) accelerate the exercisability of all or any portion of such Option to a date prior to the effective date of the Initial Public Offering, even if such Option has been outstanding for less than one year or if other provisions contained in the respective Stock Option Agreement require such Option or any portion thereof be outstanding for a minimum amount of time prior to exercise, or (ii) accelerate the exercisability of all or any portion of such Option as provided in the preceding clause (i) and provide that such Option or any unexercised portion thereof shall terminate as of the effective date of the Initial Public Offering.

          (c) Anything contained herein to the contrary notwithstanding, in the event of a merger or consolidation of the Company with or into any other corporation or organization as a result of which the holders of the voting capital stock of the Company prior to such merger or consolidation would receive or hold less than a majority of the shares of voting capital stock of the resulting or surviving corporation or organization, then, following a determination by the Board to effect or proceed with such merger of consolidation, and in any event at least ten (10) days prior to the effectiveness of such merger or consolidation, all Options granted prior to the effective date of the merger or consolidation shall be accelerated such that even if such Option has been outstanding for less than one year or if other provisions contained in the respective Stock Option Agreement require the Option or any portion thereof be outstanding for a minimum amount of time prior to exercise, the Options shall be immediately exercisable. Further, in the event of such merger or consolidation, the Board or the Committee, upon at least ten (10) days' written notice to the holder of all or any portion of any Option previously granted and unexercised, may in its sole discretion, provided that such Option or any unexercised portion thereof outstanding as of the effective date of such merger or consolidation shall terminate.

     11. OPTIONEE NOT SHAREHOLDER. Neither Optionee, nor any person to whom an Option is permitted to be transferred, shall be deemed for any purpose to be a shareholder of the Company, or have any rights of a holder with respect to any shares covered by this Option, unless this Option shall have been exercised and the Option Price paid in the manner provided herein. Except as provided in Paragraph 9, no adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment.

     12. NO EFFECT. Neither the Option granted hereunder nor this Agreement shall affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     13. DETERMINATION BY COMMITTEE. Subject to the provisions of Paragraph 14 hereof, any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement shall be final, binding, and conclusive on all persons affected thereby.

     14. BOARD OF DIRECTORS. Until such time as the Company is a Reporting Company, if ever, the Board of Directors of the Company shall have the right, in its absolute and uncontrolled discretion, to overrule or modify any determination or interpretation made by the Committee as contemplated by Paragraph 13, and in such event the determinations or interpretations by the Board shall be final, binding and conclusive on all persons affected thereby.

     15. AMENDMENT OF THE PLAN. The board of Directors may amend or modify the Plan at any time provided that no such amendment shall, with the consent of the Optionee, reduce the amount of any benefit or adversely change the terms and conditions of this Agreement.

     16. NOTICES. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: President of the Company, at 3000 Aerial Center Drive, Suite 1100, Morrisville, North Carolina 27560, or at such other address as the Company, by notice to the Optionee, may designate in writing from time to time; to the Optionee, at the Optionee's address as shown on the records of the Company or at such other address as the Optionee, by notice to the Company, may designate in writing from time to time.

     17. ENTIRE AGREEMENT: RIGHTS AND INTEREST. This Incentive Stock Option Agreement, including its exhibits, and the Plan pursuant to which it was issued, constitute the entire agreement of the parties with respect to the matters covered hereby, and supersede any previous agreements, whether written or oral. Each party hereby stipulates and acknowledges that there are no other understandings, expectations or agreements, either written or oral, respecting Optionee's rights and entitlements as a shareholder or Option holder of the Company, including, without limitation, any understandings, expectations, or agreements regarding any employment, compensation or other benefits, governance of the Company or the payment of dividends, except as expressly set forth in Optionee's employment agreement with the Company, if any. Employee hereby covenants and agrees, for himself and for successors and assigns, that no such understandings, expectations or agreements which may hereafter arise shall be cognizable or enforceable unless the same shall be reduced to a writing signed by the parties to be charged.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized office, and the Optionee has hereunto set his or her hand and seal, all on the date and year first above written.

                                       STINGRAY SOFTWARE, INC.

(CORPORATE SEAL)

                                       ------------------------------------
                                       President

ATTEST:

------------------------------------
Secretary

                                       OPTINEE: